United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: April 24, 2012

GeneLink, Inc.

(Exact Name of Registrant as Specified in its Charter)

PA	00-30518	23-2795613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8240 Exchange Dr. Suite C1, Orlando, FL 32809

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 558-4363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On April 24, 2012, the Company engaged Hancock Askew & Co., LLP (“Hancock Askew”), an independent member of the BDO Seidman, LLP Alliance network of firms, to be the Company’s independent registered public accounting firm as approved by Audit Committee and ratified by the Board of Directors

As previously reported by GeneLink, Inc. (the “Company”), on March 5, 2012, the Company was notified that the Public Company Audit Oversight Board (“PCAOB”) announced that it had suspended for one year the registration of Buckno, Lisicky & Company, P.C. (“Buckno”), the Company’s prior independent registered accountants, for failure to timely file Buckno’s own 2010 and 2011 annual reports with the PCAOB. In light of the foregoing actions by the PCAOB, on March 5, 2012, Buckno resigned as the Company independent registered auditor and its resignation was accepted by the Company's Audit Committee.

On March 14, 2012, the Company engaged Cross, Fernandez and Riley, LLP (“CFR”), an independent member of the BDO Seidman, LLP Alliance network of firms, to audit the Company’s financial statements. Due to the 2011 engagement of CFR to assist management in researching the appropriate accounting treatment for the sale of its Genewize subsidiary under the Stock Purchase Agreement with Capsalus Corp. and the related license and distribution agreement, as discussed in the Company’s 8-K filing dated March 14, 2012, CFR is not considered to be independent for the purposes of auditing the Company’s financial statements for 2011. The Company has engaged Hancock Askew to audit the Company’s 2011 financial statements.

Due to the required change in independent accountants and the requirement to have the Company's financial statements for the fiscal year ended December 31, 2010 re-audited, the Company was unable to file its Annual Report on Form 10-K for the year ended December 31, 2011 in a timely manner. The Company expects to file its Annual Report on Form 10-K on or before May 18, 2012.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
99.1	Press Release dated April 27, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc.
(Registrant)

By:	/s/ Bernard L. Kasten, Jr. M.D.
Bernard L. Kasten, Jr. M.D.
Chief Executive Officer

Dated: April 27, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 27, 2012